As filed with the Securities and Exchange Commission on December 20, 2016

Registration No. 333-205107

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CIPHER PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2345 Argentia Road, Suite 100A

Mississauga, Ontario

L5N 8K4

(905) 602-5840

(Address of Principal Executive Offices)

Employee and Director Share Purchase Plan

(Full title of the plan)

CT Corporation

111 Eighth Avenue, 13th Floor

New York, New York 10011

(Name and address of agent for service)

(212) 590-9331

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement of Cipher Pharmaceuticals Inc. (the “Company”) on Form S-8 (Registration No. 333-205107), filed with the Securities and Exchange Commission on June 19, 2015 (the “Registration Statement”), which registered the offering of common shares (“Common Shares”), under the Employee and Director Share Purchase Plan.

In accordance with an undertaking made by the Company in the Registration Statement to remove from registration by means of post-effective amendment any Common Shares which remain unsold at the termination of the offering, the Company hereby amends the Registration Statement to deregister any Common Shares registered but unsold under the Registration Statement as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mississauga, Ontario, Canada, on this 20th day of December 2016.

CIPHER PHARMACEUTICALS INC.

By:	/s/ Stephen Lemieux
Stephen Lemieux
Chief Financial Officer

Each person whose signature appears below constitutes and appoints Stephen Lemieux, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated.

Name		Date	Title

/s/	Stephen Lemieux	December 20, 2016	Interim Chief Executive Officer and Chief Financial Officer
	Stephen Lemieux		(principal executive officer, principal financial officer and principal accounting officer)

/s/	Stefan Aigner	December 20, 2016	Director
Stefan Aigner

/s/	Mark Beaudet	December 20, 2016	Director
Mark Beaudet

/s/	Christian Godin	December 20, 2016	Director
Christian Godin

/s/	John Mull	December 20, 2016	Director
John Mull

/s/	Thomas G. Wellner	December 20, 2016
	Thomas G. Wellner		Director

/s/	Stephen R. Wiseman	December 20, 2016	Director
Stephen R. Wiseman

/s/	Harold Wolkin	December 20, 2016	Director
Harold Wolkin